                                                                     Exhibit 3.1

                                                                         Annex A
                                                                         -------

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       BROADVIEW NETWORKS HOLDINGS, INC.
                            (a Delaware corporation)

                                  ARTICLE ONE
                                  -----------

     The name of the Corporation is Broadview Networks Holdings, Inc. (the

"Corporation").
------------

                                  ARTICLE TWO
                                  -----------

     The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, DE 19805-1297, in the County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                                 ARTICLE THREE
                                 -------------

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").

                                  ARTICLE FOUR
                                  ------------

     4.1  Authorized Capital Stock.  The Corporation shall have the authority to
          ------------------------
issue an aggregate of One Hundred Sixty Million (160,000,000) shares of capital stock, consisting of One Hundred Fifty Million (150,000,000) shares of common stock, par value $.01 per share ("Common Stock"), and Ten Million (10,000,000) shares of preferred stock, par value $.01 per share ("Preferred Stock").

     4.2  Common Stock.  A statement of the designations, powers, preferences,
          ------------
rights, qualifications, limitations and restriction in respect to the shares of Common Stock is as follows:

     (a)  Dividends.  Unless otherwise provided in this Amended and Restated
          ---------
Certificate of Incorporation (this "Certificate"), the Board of Directors of the Corporation may cause dividends to be paid to the holders of shares of Common Stock out of funds legally available for the payment of dividends by declaring an amount per share as a dividend. When and as dividends are declared, whether payable in cash, in property or in shares of stock or other securities of the Corporation, the holders of Common Stock shall be entitled to share ratably according to the

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number of shares of Common Stock held by them, in such dividends. The Board of
Directors may set apart out of funds legally available for the payment of dividends, a reserve or reserves for any proper purpose, and may from time to time, in its absolute judgment and discretion, increase, abolish, diminish and vary any reserve or reserves so set apart.

     (b)  Liquidation Rights.  Unless otherwise provided in this Certificate, in
          ------------------
the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock shall be entitled to share ratably, according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

     (c)  Voting Rights.  Except as otherwise provided in this Certificate or by
          -------------
applicable law, the holders of Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of Common Stock shall be entitled to one vote for each share of such stock held by him.

     4.3  Preferred Stock.  The Board of Directors is authorized, without
          ---------------
stockholder action and subject to limitation prescribed by law and the provisions of this ARTICLE FOURTH, to provide for the issuance of up to Ten Million (10,000,000) shares of Preferred Stock. The Preferred Stock may be issued from time to time by the Board as shares of one or more series. The description of shares of each series of Preferred Stock, including any designations, preferences, conversion and other rights, voting powers, restrictions, limitation as to dividends, qualifications, and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board, and articles of amendment shall be filed pursuant to Section 151 of the GCL with respect to issuance of such Preferred Stock, prior to the issuance of any shares of such series.

     (a) The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (1) The number of shares constituting the series and the distinctive designation of the series;

          (2) The dividend rate (or the method of calculation of dividends) on the shares of the series, whether dividends will be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series;

          (3) Whether the series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

          (4) Whether the series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

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          (5) Whether or not the shares of that series shall be redeemable or exchangeable, and, if so, the terms and conditions of such redemption or exchange, as the case may be, including the date or dates upon or after which they shall be redeemable or exchangeable, as the case may be, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (6) Whether the series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and amount of such sinking fund;

          (7) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the relative rights or priority, if any, of payment of shares of the series; and

          (8) Any other relative rights, preferences and limitations of that series.

     (b) Except for any difference so provided by the Board of Directors, the shares of Preferred Stock will rank on parity with respect to the payment of dividends and to the distribution of assets upon liquidation.

     (c) Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as shares of the same or any other series of Preferred Stock.

                                  ARTICLE FIVE
                                  ------------

     5.1  Stockholder Action.  Any action required or permitted to be taken by
          ------------------
the stockholders must be effected at a duly called annual or special meeting of such stockholders, and may not be effected by a consent in writing by any such stockholders.

     5.2  Voting.  At all meetings of stockholders, each stockholder shall be
          ------
entitled to vote, in person or by proxy, each share of voting stock owned by such stockholder of record on the record date for the meeting. At each meeting of the stockholders, except where otherwise provided by this Certificate, the Bylaws of the Corporation, or required by law, the holders of at least a majority of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. When a quorum is present or represented at any meeting, the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question, matter or proposal brought before such meeting unless the question is one upon which, by express provision of law, this Certificate, the Bylaws or, with respect to a class or series of Preferred Stock, the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOUR applicable thereto, a different

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vote is required, in which case such express provision shall govern and control the decision of such question. Any stockholder who is in attendance at a meeting of stockholders either in person or represented by proxy, but who abstains from the vote on any matter, shall not be deemed present or represented at such meeting for purposes of the preceding sentence with respect to such vote, but shall be deemed present or represented at such meeting for all other purposes.

                                  ARTICLE SIX
                                  -----------

     6.1  Number of Directors.  Subject to the rights of the holders of any
          -------------------
series of Preferred Stock to elect additional directors under specified circumstances, the number of directors that shall constitute the Board of the Corporation shall be determined from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors.

     6.2  Classified Board.  The directors of the Corporation (other than any
          ----------------
directors who may be elected by holders of any series of Preferred Stock then outstanding) shall be and are divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be as nearly equal as the then-authorized number of directors constituting the Board of Directors permits. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending on the date of the annual meeting next following the end of the calendar year 2000, the directors first elected to Class II shall serve for a term ending on the date of the second annual meeting next following the end of the calendar year 2000, and the directors first elected to Class III shall serve for a term ending on the date of the third annual meeting next following the end of the calendar year 2000. Any director who may be elected by holders of any series of Preferred Stock then outstanding shall serve for a term ending on the date of the next annual meeting following the annual meeting at which such director was elected. Directors need not be stockholders of the Corporation. Directors must be elected by written ballot.

     6.3  Increase or Decrease in Authorized Number of Directors.  In the event
          ------------------------------------------------------
of any increase or decrease in the authorized number of directors:

     (a) Each director then serving shall nevertheless continue as a director of the class of which such director is a member until the expiration of such director's term, or such director's prior death, retirement, resignation or removal; and

     (b) Newly created or eliminated directorships resulting from any increase or decrease shall be apportioned by the Board of Directors among the three classes so as to keep the number of directors in each class as nearly equal as possible.

     6.4  Removal.  Any director may be removed from office only for cause by
          -------
the

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affirmative vote of the holders of at least two-thirds (2/3) of all the Voting
Stock (as defined below), voting together as a single class. "Voting Stock" shall mean the Common Stock and any Preferred Stock entitled to vote generally in the election of directors of the Corporation.

     6.5  Vacancies.  Except as otherwise required by law, vacancies on the
          ---------
Board of Directors and newly created directorships may be filled by a majority of the directors then in office though less than a quorum, and each director so chosen shall hold office for the remaining term of the class of directors to which such director is elected. If there are no directors in office, then an election of directors may be held in the manner provided by law.

     6.6  Preferred Stock Directors.  Notwithstanding the foregoing, whenever
          -------------------------
the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOUR applicable thereto, and each director so elected shall not be subject to the provisions of this ARTICLE SIX unless otherwise provided therein.

                                 ARTICLE SEVEN
                                 -------------

     For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

     (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     (2) The directors shall have the power to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

     (3) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate, and the Bylaws.

                                 ARTICLE EIGHT
                                 -------------

     8.1  Limits on Director Liability.  Directors of the Corporation shall have
          ----------------------------
no personal liability to the Corporation or its stockholders for monetary damages for breach of conduct as a director; provided that nothing contained in
                                             --------
this ARTICLE EIGHT shall eliminate or limit the liability of a director (i) for any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct by a director or a knowing violation of law by a director, (iii) for voting or assenting to an unlawful

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distribution, or (iv) for entering into any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled. This does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of such director's fiduciary duties. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then by virtue of this ARTICLE EIGHT the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

       8.2 Indemnification.
       -------------------

       (a)  Third Party Actions.  The Corporation shall indemnify any person who
            -------------------
was or is a party or is threatened to be made a party (including, without limitation, as a witness) to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including all appeals (other than an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation (and the Corporation, in the discretion of the Board, may so indemnify a person by reason of the fact that such person is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation), against reasonable expenses (including attorneys' fees), judgments, decrees, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if, in the case of conduct in such person's official capacity with the corporation, such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and in all other cases, such person acted in good faith and was at least not opposed to the Corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful, except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been finally adjudged to be liable for (i) negligence or misconduct in the performance of such person's duty to the Corporation unless and only to the extent that the court in which such action or suit was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper, or (ii) violating any of the terms or provisions of Section 16 of the Securities Exchange Act of 1934, as amended, or any of the rules or regulations promulgated thereunder. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful. Notwithstanding the foregoing, the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board or a committee thereof. No indemnity shall be provided by the

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Corporation for expenses that have been paid directly by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Corporation.

     (b)  Actions By or in the Right of the Corporation.  The Corporation shall
          ---------------------------------------------
indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation (and the Corporation, in the discretion of the Board, may so indemnify a person by reason of the fact that such person is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation), against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if, in the case of conduct in such person's official capacity with the corporation, such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the Corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable for (i) negligence or misconduct in the performance of such person's duty to the Corporation unless and only to the extent that the court in which such action or suit was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper or (ii) violating any of the terms or provisions of
Section 16 of the Securities Exchange Act of 1934, as amended, or any of the rules or regulations promulgated thereunder. Notwithstanding the foregoing, the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board or a committee thereof. No indemnity shall be provided by the Corporation for expenses that have been paid directly by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Corporation.

     (c)  Indemnify if Successful or Partially Successful.  To the extent that a
          -----------------------------------------------
present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section 8.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     If a director, officer, employee or agent of the Corporation is only partially successful in the defense, investigation, settlement or appeal of any action, suit or proceeding referred to in subsections (a) and (b) of this
Section 8.2, and as a result is not entitled to indemnification by the Corporation for the total amount of the expenses (including attorneys' fees), costs, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by

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such person, the Corporation shall nevertheless provide indemnification to the extent such person has been partially successful.

     (d)  Standard of Conduct.  Except in a situation governed by subsection (c)
          -------------------
of this Section 8.2, any indemnification under subsections (a) and (b) of this
Section 8.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section 8.2. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (4) by the stockholders, but shares owned by or voted under the control of directors who are parties to the proceeding may not be voted on determination. The determination required by clauses (1), (2) and (3) of this subsection (d) may in either event be made by the written consent of the majority required by each clause.

     (e)  Advancement of Expenses.  Expenses (including attorneys' fees) of each
          -----------------------
officer and directory hereunder indemnified actually and reasonably incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding or threat thereof shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of (i) an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in the Article and (ii) a written affirmation of director's good faith belief that such person has performed such person's duty to the Corporation, upon request by the Corporation and if required under applicable law. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon the receipt of the aforesaid undertaking and such terms and conditions, if any, as the Corporation deems appropriate.

     (f)  Nonexclusivity.  The indemnification and advancement of expenses
          --------------
provided by, or granted pursuant to, this ARTICLE EIGHT shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     SECTION 8.3  Insurance.  The Corporation may purchase and maintain
                  ---------
insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability

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asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the GCL.

     SECTION 8.4  Definitions.
                  -----------

     (a) For purposes of this ARTICLE EIGHT, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this ARTICLE EIGHT with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     (b) References to "other capacities" shall include serving as a trustee or agent for any employee benefit plan; references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this ARTICLE EIGHT.

     (c) The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE EIGHT shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (d) The right to indemnification conferred by this ARTICLE EIGHT shall be deemed to be a contract between the Corporation and each person referred to herein until amended or repealed, but no amendment to or repeal of these provisions shall apply to or have any effect on the right to indemnification of any person with respect to any liability or alleged liability of such person for or with respect to any act or omission of such person occurring prior to such amendment or repeal.

     (e) A person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such

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person's conduct was unlawful, if such person's action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used herein shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director or executive officer. The provisions of this subsection shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 8.2(a) or Section 8.2(b) of this ARTICLE EIGHT, as the case may be.

     Section 8.5 Additional Indemnification.  The Corporation may, by action of
                 --------------------------
its Board of Directors, provide indemnification to such of the directors, officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by GCL.

     Section 8.6  Effect of Amendments.  Neither the amendment, change,
                  --------------------
alteration nor repeal of this ARTICLE EIGHT, nor the adoption of any provision of this Certificate, the Bylaws of the Corporation, nor, to the fullest extent permitted by the GCL, any modification of law, shall eliminate or reduce the effect of this ARTICLE EIGHT or the rights or any protections afforded under this ARTICLE EIGHT in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

                                  ARTICLE NINE
                                  ------------

     The Corporation reserves the right to repeal, alter or amend this Certificate in the manner now or hereafter prescribed by statute. No repeal, alteration or amendment of this Certificate shall be made unless the same is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the directors then in office in accordance with this Certificate, the Bylaws and applicable law and thereafter approved by the stockholders. The affirmative vote of the holders of at least two thirds (2/3) of the issued and outstanding Voting Stock, voting as one class, shall be required to amend or repeal this Certificate or the Bylaws of the Corporation. Votes regarding amendments to this Certificate or the Bylaws must be by written ballot.

                                  ARTICLE TEN
                                  -----------

     The Corporation shall be governed by Section 203 of the GCL.

                                 ARTICLE ELEVEN
                                 --------------

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     This Certificate shall constitute a restatement of, and shall supersede the
Amended and Restated Certificate of Incorporation of the Corporation, dated ___________ __, 2000.

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